UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 09, 2023

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way
Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 250-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	FAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2023 the stockholders of First American Financial Corporation (the “Company”) approved at the 2023 annual meeting of stockholders the amendment and restatement (the “A&R Plan”) of the Company’s 2020 Incentive Compensation Plan (the “Prior Plan”). The A&R Plan became effective on May 9, 2023, following the adoption by the Board of Directors of the Company on March 8, 2023. The A&R Plan continues to provide for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards to non-employee directors of the Company and officers and eligible employees of the Company and any subsidiaries and affiliates. The total number of shares that may be delivered pursuant to awards under the A&R Plan will be 6,450,000, less the number of shares subject to awards granted under the Company’s 2010 Incentive Compensation Plan on or after January 1, 2020 and prior to May 5, 2020. The A&R Plan is further described in the Company’s Proxy Statement as filed with the with the Securities and Exchange Commission on April 6, 2023.

The foregoing description of the A&R Plan is qualified in its entirety by the terms of the First American Financial Corporation 2020 Incentive Compensation Plan, as amended and restated effective May 9, 2023, incorporated herein by this reference to Appendix B to the Company’s Proxy Statement as filed with the Securities and Exchange Commission on April 6, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 9, 2023. Results of the voting at the meeting are set forth below.

Election of Class I Directors. The names of the persons who were nominated to serve as Class I directors of the Company for a three-year term are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee. All Class I director nominees were elected.

Name of Class I Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Kenneth D. DeGiorgio	87,469,467.407	2,596,082.082	85,717.876	7,434,156.000
James L. Doti	86,418,239.533	3,643,273.234	89,754.598	7,434,156.000
Michael D. McKee	86,389,684.702	3,668,408.065	93,174.598	7,434,156.000
Marsha A. Spence	84,093,676.750	5,973,073.017	84,517.598	7,434,156.000

Advisory Vote on Executive Compensation. At the meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with 85,736,241.753 votes for, 4,047,528.233 votes against, 367,497.379 votes abstaining and 7,434,156.000 broker non-votes.

Advisory Vote on Frequency of Executive Compensation Vote. The stockholders also determined, on an advisory basis, to recommend that the Company hold an advisory vote on executive compensation every year, with 85,624,378.522 votes for every year, 254,991.979 votes for every two years, 4,197,643.162 votes for every three years, 74,253.702 votes abstaining and 7,434,156.000 broker non-votes. The Board of Directors has determined, consistent with its recommendation and the results of the advisory vote, to hold such a vote every year.

Approval of Amendment and Restatement of the Company’s 2020 Incentive Compensation Plan. At the meeting, the stockholders approved the amendment and restatement of the Company’s 2020 Incentive Compensation Plan, with 87,692,908.999 votes for, 2,209,330.718 votes against, 249,027.648 votes abstaining and 7,434,156.000 broker non-votes.

Ratification of Independent Public Accountants. At the meeting, the stockholders of the Company also voted to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023, with 96,927,097.790 votes for, 561,483.452 votes against, and 96,842.123 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date:	May 12, 2023	By:	/s/ Lisa W. Cornehl
Name: Lisa W. Cornehl Title: Senior Vice President, Chief Legal Officer